BRAVERMAN INTERNATIONAL, P.C.
                               1255 McDonald Drive
                               Prescott, AZ 86303
                                  928-771-1122



U.S. Securities and Exchange Commission:

The firm of Braverman International, P.C., Certified Public Accountants, hereby consents to the inclusion of our audit report dated April 12, 2004, except for Notes 3 and 7, as to which the date is October 22, 2004, on the Financial Statements of Oxford Ventures, Inc. as of December 31, 2003 in the accompanying Form SB-2.


/s/ Braverman International, P.C.
Braverman International, P.C.
Prescott, AZ
December 13, 2004